Exhibit 10.46
SETTLEMENT AND RELEASE AGREEMENT
(JUNIOR MEZZANINE)
     This SETTLEMENT AND RELEASE AGREEMENT (the “Settlement Agreement”) is made and entered into as of June 29, 2007, by and among: (i) Technical Olympic S.A. (“Technical Olympic”); (ii) TOUSA, Inc. f/k/a Technical Olympic USA, Inc. (“TOUSA”); (iii) TOUSA, LLC; (iv) TOI, LLC; (v) TOUSA Homes, L.P. (“TOUSA Homes,” and collectively with TOUSA, TOUSA, LLC and TOI, LLC, the “TOUSA Entities”); (vi) TE/TOUSA, LLC (“TE/TOUSA”); (vii) TE/TOUSA Mezzanine Two, LLC (“TE/TOUSA Mezz Two”); (viii) TE/TOUSA Mezzanine, LLC (“TE/TOUSA Mezz”); (ix) TE/TOUSA Senior, LLC (“TE/TOUSA Senior”); (x) EH/Transeastern, LLC (“EHT,” and collectively with TE/TOUSA, TE/TOUSA Mezz Two, TE/TOUSA Mezz and TE/TOUSA Senior, the “Transeastern JV Entities”); and (xi) the lenders party to that certain $87,500,000 Junior Mezzanine Credit Agreement (such agreement together with all amendments, modifications, renewals thereof and all documents, ancillary or otherwise, entered into in connection therewith are collectively referred to herein as the “Junior Mezzanine Agreement”), dated as of August 1, 2005, by and among TE/TOUSA Mezz Two, as Borrower, Deutsche Bank Trust Company Americas (in its individual capacity, “DBTCA”), as Administrative Agent (in such capacity, “Junior Mezzanine Administrative Agent”), the lenders now or hereafter a party thereto (the “Junior Mezzanine Lenders”), and Deutsche Bank Securities Inc. (“DBSI”), as Sole Lead Arranger and Sole Book Running Manager, which is secured by, among other assets, a pledge of the membership interests of TE/TOUSA Mezz and TE/TOUSA Mezz Two held, respectively, by TE/TOUSA Mezz Two and TE/TOUSA (the “Junior Mezzanine Debt”). Technical Olympic, the TOUSA Entities, the Transeastern JV Entities, the Junior Mezzanine Administrative Agent, DBTCA, DBSI, the Junior Mezzanine Lenders and any subsequent Person (as such term, and each capitalized term used but not otherwise defined herein, is defined in the Junior Mezzanine Agreement) that becomes a party hereto in accordance with the terms hereof are each referred to herein as a “Party,” and collectively, the “Parties.”
W I T N E S S E T H:
          WHEREAS, EHT, Transeastern Properties, Inc., Arthur J. Falcone, Edward W. Falcone, Falcon/TEP Holdings, LLC f/k/a Falcone/Ritchie LLC (“Falcone/Ritchie”) and certain affiliates thereof (collectively, the “Falcone Entities”) entered into that certain Asset Purchase Agreement, dated as of June 6, 2005 (the “Asset Purchase Agreement”), providing for, among other things, the purchase of the homebuilding business and assets of Transeastern Properties, Inc. and the assignment of certain rights and the assumption of obligations under certain land bank agreements to EHT, including, without limitation, the right to exercise certain options to purchase tracts of land subject to those land bank agreements and build improvements thereon and the obligation to perform certain development and other activities in connection with such tracts of land;

          WHEREAS, on or about June 6, 2005, TOUSA and DBSI entered into a letter agreement with respect to the acquisition of the assets of Transeastern Properties, Inc. (the “Letter Agreement”);
          WHEREAS, TE/TOUSA Senior and EHT entered into that certain $450,000,000 Credit Agreement (the “Senior Debt”), dated as of August 1, 2005, by and among EHT and TE/TOUSA Senior, as Borrowers, DBTCA as Administrative Agent (in such capacity, the “Senior Predecessor Administrative Agent”), and the lenders from time to time a party thereto (the “Senior Lenders”), which Senior Debt is secured by liens on substantially all the assets of EHT and a pledge of the membership interests in EHT held by TE/TOUSA Senior;
          WHEREAS, pursuant to that certain Amendment No. 2 and Administrative Appointment, dated as of March 13, 2007, among EHT and TE/TOUSA Senior, the Senior Predecessor Administrative Agent, and THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”), CIT has replaced the Senior Predecessor Administrative Agent as Administrative Agent with respect to the Senior Debt (CIT, in such capacity, the “Senior Successor Administrative Agent”);
          WHEREAS, TE/TOUSA Mezz entered into that certain $137,500,000 Senior Mezzanine Credit Agreement (such agreement together with all amendments, modifications, renewals thereof and all documents, ancillary or otherwise, entered into in connection therewith are collectively referred to herein as the “Senior Mezzanine Agreement,” and together with the Junior Mezzanine Agreement, the “Mezzanine Credit Agreements”), dated as of August 1, 2005, by and among TE/TOUSA Mezz, as Borrower, DBTCA, as Administrative Agent (in such capacity, the “Senior Mezzanine Administrative Agent”) the lenders now or hereafter a party thereto (the “Senior Mezzanine Lenders”) and DBSI, as Sole Lead Arranger and Sole Book Running Manager, which Senior Mezzanine Debt is secured by, among other assets, a pledge of the membership interests of TE/TOUSA Senior held by TE/TOUSA Mezz (the “Senior Mezzanine Debt” and together with the Junior Mezzanine Debt, the “Mezzanine Debt”);
          WHEREAS, the Senior Mezzanine Administrative Agent and the Junior Mezzanine Administrative Agent entered into that certain Mezzanine Intercreditor Agreement, dated as of August 1, 2005;
          WHEREAS, TOUSA Homes, TOUSA and Falcone/Ritchie entered into certain carve-out guaranties (each, a “Carve-Out Guaranty” and collectively, the “Carve-Out Guaranties”), all dated as of August 1, 2005, in connection with the issuances of the Senior Debt, the Senior Mezzanine Debt and the Junior Mezzanine Debt;
          WHEREAS, TOUSA Homes and TOUSA entered into certain completion guaranties (each, a “Completion Guaranty” and collectively, the “Completion Guaranties”), all dated as of August 1, 2005, in connection with the issuances of the Senior Debt, the Senior Mezzanine Debt, and the Junior Mezzanine Debt;
          WHEREAS, disputes have arisen among the TOUSA Entities, the Transeastern JV Entities, the Senior Lenders, the Senior Mezzanine Lenders and the Junior Mezzanine Lenders relating to alleged defaults under the various loan documents executed and delivered in connection with the Senior Debt, the Senior Mezzanine Debt and the Junior Mezzanine Debt;

          WHEREAS, the Senior Predecessor Administrative Agent, the Senior Mezzanine Administrative Agent and the Junior Mezzanine Administrative Agent have each made demands on TOUSA and TOUSA Homes under their respective Carve-Out Guaranties and Completion Guarantees;
          WHEREAS, on November 28, 2006, TOUSA and TOUSA Homes filed a single-court declaratory-judgment action in the Circuit Court for the Seventeenth Judicial District in and for Broward County, Florida, styled Technical Olympic USA, Inc. v. Deutsche Bank Trust Company Americas et al., No. 06019157 (the “Florida Action”), pursuant to which TOUSA sought a declaration that no obligations have been triggered under the Carve-Out Guaranties and Completion Guaranties executed in connection with the Mezzanine Credit Agreements;
          WHEREAS, on November 29, 2006, DBTCA, in its capacities the Senior Predecessor Administrative Agent, the Senior Mezzanine Administrative Agent and the Junior Mezzanine Administrative Agent, commenced an action in the Commercial Division of the Supreme Court of the State of New York, styled Deutsche Bank Trust Company Americas v. Technical Olympic USA, Inc., Index No. 06/604118 (the “New York Action”), pursuant to which DBTCA seeks damages for the alleged breach of the Carve-Out Guaranties and Completion Guaranties;
          WHEREAS, the following stockholder plaintiffs filed lawsuits in the United States District Court for the Southern District of Florida seeking class action status and alleging that TOUSA and certain of its current and former officers violated the Securities Exchange Act of 1934 and the Securities Act of 1933: Durgin v. Technical Olympic USA, Inc. et al., No. 06-61844 (S.D. Fla.), docketed on December 11, 2006; Henley v. Technical Olympic USA, Inc. et al., No. 06-61928 (S.D. Fla.), docketed on December 28, 2006; Jutkowitz v. Technical Olympic USA, Inc. et al., No. 06-61938 (S.D. Fla.), docketed on December 29, 2006; Bui v. Technical Olympic USA, Inc. et al., No. 07-60009 (S.D. Fla.), docketed on January 8, 2007 (collectively, the “Securities Lawsuits”);
          WHEREAS, the Securities Lawsuits have been consolidated and captioned George Durgin et al. v. Technical Olympic USA, Inc. et al., No. 06-61844-CIV (as may be amended or further consolidated from time to time, the “Securities Litigation”);
          WHEREAS, on March 26, 2007, DBSI commenced an action in the Commercial Division of the Supreme Court for the State of New York, County of New York, styled Deutsche Bank Securities Inc. v. Technical Olympic USA, Inc., EH/Transeastern, LLC and TE/TOUSA Senior, LLC, Index No. 600974/07 (the “DBSI Action” and together with the New York Action and the Florida Action, the “Legal Actions”), in which DBSI, among other things, seeks a declaration that (i) it is not liable to TOUSA for any claims made under the Letter Agreement in connection with consummation of the Asset Purchase Agreement and (ii) TOUSA, EHT, and TE/TOUSA Senior must indemnify DBSI and its affiliates and the Senior Predecessor Administrative Agent from any and all liabilities relating to or arising out of the Asset Purchase Agreement and/or DBSI’s engagement under the Letter Agreement;
          WHEREAS, on April 27, 2007, the Florida Action was voluntarily dismissed without prejudice by stipulation of the parties;

          WHEREAS, on May 25, 2007, TOUSA filed certain counterclaims against DBSI in connection with the DBSI Action;
          WHEREAS, the Parties have agreed to a global settlement, as set forth in this Settlement Agreement (this “Settlement Agreement”), which shall be effected in the manner and subject to the conditions set forth herein; and
          WHEREAS, each of the Parties has reviewed, or has had the opportunity to review, this Settlement Agreement with the assistance of their respective legal and financial advisors of their own choosing.
          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     Section 1. Non-Admission of Liability. Each Party denies any and all wrongdoing of any kind whatsoever on the part of itself, its subsidiaries, affiliates and any related corporations or entities, and any shareholders, officers, directors, agents, partners, or employees of any of the foregoing entities; and denies that it or any of the foregoing persons and entities has breached any agreement or violated any statute or provision of the common law of any jurisdiction. Nothing contained in this Settlement Agreement is or shall in any event be construed as or deemed to be an admission or concession of the merit or validity of any claims asserted by the Junior Mezzanine Lenders, the Junior Mezzanine Administrative Agent, DBTCA and/or DBSI against the TOUSA Entities and/or the Transeastern JV Entities, on the one hand, or of any claims asserted by the TOUSA Entities and/or the Transeastern JV Entities against the Junior Mezzanine Lenders, the Junior Mezzanine Administrative Aget, DBTCA and/or DBSI, on the other hand.
     Section 2. Acceptance of Consideration. Subject to the satisfaction of the terms and conditions hereof, including, without limitation, the conditions set forth in Section 9, without limiting the terms hereof, the Junior Mezzanine Lenders hereby accept the consideration set forth herein, including pursuant to Section 3 of this Settlement Agreement, in substitution, exchange and satisfaction of all principal, interest, default interest, fees or any other obligations whatsoever that are due and owing, or may become due and owing under the terms and conditions of the Junior Mezzanine Agreement and all ancillary agreements thereto (collectively, the “Junior Mezzanine Obligations”), and as a result of such substitution, exchange and satisfaction hereby agree that all Junior Mezzanine Obligations are hereby novated, cancelled, satisfied, retired or otherwise terminated as a result of this Settlement Agreement upon the occurrence of the Effective Date (as defined below).
     Section 3. Satisfaction and Discharge of All of the Junior Mezzanine Debt. Subject to the satisfaction of the terms and conditions hereof, including, without limitation, the conditions set forth in Section 9, without limiting the other terms hereof, pursuant to the terms and conditions of the warrant agreement (the “Warrant Agreement”) and the registration rights agreement for the underlying common stock related thereto (the “Registration Rights Agreement”), each of which is attached hereto as Exhibit A and Exhibit B, respectively, and made part of this Settlement Agreement, on the Effective Date, TOUSA shall issue (through TE/TOUSA or its successors or assigns) and deliver $16.25 million of warrants acquire shares of the common stock of TOUSA to the Junior Mezzanine Lenders.

     Section 4. Release of the TOUSA Entities and the Transeastern JV Entities by the Junior Mezzanine Lenders, the Junior Mezzanine Administrative Agent, DBTCA and DBSI. As of the Effective Date, except with respect to the obligations expressly contained in this Settlement Agreement and the Final Documentation (as defined in Section 10), each of the Junior Mezzanine Lenders, the Junior Mezzanine Administrative Agent, DBTCA and DBSI hereby release each of the TOUSA Entities, each of the Transeastern JV Entities and each of their respective directors, officers, managers, members, agents, employees, partners, stockholders, attorneys, legal representatives, financial advisors, appraisers, subsidiaries, successors, assigns and other affiliates (the “TOUSA/Transeastern JV Released Parties”), from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, any claims acquired as a result of subrogation or assignment and issues of any kind or nature whatsoever, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured arising out of or in any way relating to the (i) Junior Mezzanine Debt, (ii) the Junior Mezzanine Credit Agreement, (iii) the Junior Mezzanine Obligations, including, without limitation, the Carve-Out Guaranties and the Completion Guaranties, (iv) the acquisition of Transeastern Properties, Inc., (v) the Transeastern JV Entities’ operations, (vi) the Legal Actions, (vii) the Letter Agreement and (viii) the Securities Litigation; provided, however, (x) any and all rights to indemnification and contribution under existing contracts or otherwise (and any defenses thereto) shall survive and be fully exercisable as against the TOUSA/Transeastern JV Released Parties to the extent that DBTCA, DBSI or any of their affiliates are named as parties in any capacity (and not as third-party witnesses) as a result of any act of any of the TOUSA/Transeastern JV Released Parties from December 11, 2006 in connection with (a) the disclosures that are explicitly identified in the complaint or complaints filed in the Securities Litigation as of the Effective Date or (b) another lawsuit filed solely with respect to the disclosures that are explicitly identified in the complaint or complaints filed in the Securities Lawsuits as of the Effective Date (the “Related Securities Lawsuits”), (y) that any and all claims relating to TOUSA’s $800,000,000 Amended and Restated Credit Agreement, dated January 30, 2007 (as amended from time to time, the “Credit Agreement”) and the indentures governing TOUSA’s Senior Notes and Subordinated Notes (each of the foregoing capitalized terms as defined in the Credit Agreement) (together, the “Notes”), solely to the extent that a Party hereto is a lender under the Credit Agreement or a holder of the Notes, are expressly reserved and (z) that any and all claims and defenses relating to the 8 1/4% Senior Notes due 2011 issued on April 12, 2006, are expressly reserved.
     Section 5. Release of the Junior Mezzanine Lenders, the Junior Mezzanine Administrative Agent, DBTCA and DBSI by the TOUSA Entities and the Transeastern JV Entities. As of the Effective Date, except with respect to the obligations expressly contained in this Settlement Agreement and the Final Documentation (as defined in Section 10), each of the TOUSA Entities and each of the Transeastern JV Entities hereby release each of the Junior Mezzanine Lenders, the Junior Mezzanine Administrative Agent, DBTCA and DBSI, and their affiliates, and each of their respective directors, officers, managers, members, agents, employees, partners, stockholders, attorneys, legal representatives, financial advisors, appraisers, subsidiaries, successors, assigns and other affiliates, from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, any claims acquired as a result of subrogation or assignment and issues of any kind or nature whatsoever, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured arising out of or in any way relating to the (i) Junior Mezzanine Debt, (ii) the Junior Mezzanine Credit Agreement, (iii) the Junior Mezzanine Obligations, including, without limitation, the Carve-Out Guaranties and the Completion Guaranties, (iv) the acquisition of Transeastern Properties, Inc., (v) the Transeastern JV Entities’ operations, (vi) the Legal Actions, (vii) the Letter Agreement and (viii) the Securities Litigation; provided, however, (x) that if DBTCA, DBSI or any of their affiliates asserts a contribution claim against any TOUSA/Transeastern JV Released Party with respect to the Securities Litigation or any Related Securities Lawsuits in connection with the limited circumstances permitted under Section 4(x), then any and all rights of the TOUSA Entities to assert defenses to any such contribution claims shall survive and be fully exercisable as against DBTCA, DBSI or any of their affiliates, (y) that any and all claims relating to TOUSA’s Credit Agreement and the indentures governing TOUSA’s Notes, solely to the extent that a Party hereto is a lender under the Credit Agreement or a holder of the Notes, are expressly reserved, and (z) that any and all claims and defenses relating to the 8 1/4% Senior Notes due 2011 issued on April 12, 2006, are expressly reserved.
     Section 6. Representations and Warranties.
          (a) Each of the Parties severally represents and warrants to each of the other Parties that the following statements are true and correct as of the date hereof and as of the Effective Date:
               (1) Power and Authority. It has all requisite corporate, partnership, or limited liability (as the case may be) power and authority to enter into this Settlement Agreement and to carry out the actions contemplated by, and perform its respective obligations under, this Settlement Agreement.
               (2) Authorization. The execution and delivery of this Settlement Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
               (3) No Conflicts. The execution, delivery and performance by it of this Settlement Agreement do not and shall not: (A) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents); or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents).
               (4) Governmental Consents. The execution, delivery and performance by it of this Settlement Agreement do not and shall not require any registration or filing with, consent or approval of, notice to or other action with, or by, any Federal, state or other governmental authority or regulatory body, except: (A) such filings as may be necessary and/or required for disclosure by the U.S. Securities and Exchange Commission, the New York Stock Exchange and applicable state securities or “blue sky” laws; and

(B) in the case of the Transeastern JV Entities, other registrations, filings, consents, approvals, notices or other actions that are reasonably necessary to maintain permits, licenses, qualifications and governmental approvals to carry on the businesses of the Transeastern JV Entities.
               (5) Proceedings. No order has been entered by a state or federal court enjoining the consummation of the transactions contemplated by this Settlement Agreement.
          (b) Each Junior Mezzanine Lender severally represents and warrants to the TOUSA Entities and the Transeastern JV Entities that the following are true and correct statements as of the date hereof and as of the Effective Date:
               (1) Ownership. Such Junior Mezzanine Lender is the sole beneficial owner and/or the investment advisor or manager for the beneficial owners of the Junior Mezzanine Debt in the principal amount of Junior Mezzanine Debt identified on such Junior Mezzanine Lender’s signature page attached hereto, and in each case is entitled (for its own account or for the account of other Persons claiming through it) to all of the rights and economic benefits of such Junior Mezzanine Debt.
               (2) Non-Transfer of Junior Mezzanine Debt Prior to the Effective Date. Such Junior Mezzanine Lender has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any portion of its right, title, or interest in the Junior Mezzanine Debt that would render such Junior Mezzanine Lender otherwise unable to comply with its obligations under this Settlement Agreement.
               (3) Laws. Such Junior Mezzanine Lender is (i) a sophisticated investor with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in securities similar to the Warrants, making an informed decision with respect thereto, and evaluating properly the terms and conditions of this Settlement Agreement, and it has made its own analysis and decision to enter into this Settlement Agreement; and (ii) is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended.
          (c) TOUSA represents and warrants to each of the Junior Mezzanine Lenders and the Junior Mezzanine Administrative Agent that, with respect to the Securities, the following statements are true and correct as of the date hereof and as of the Effective Date:
               (1) There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of TOUSA or any of the Subsidiaries other than listed on TOUSA’s most recent Form10-K.
               (2) Each of TOUSA and each Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, in the aggregate, could not reasonably be expected to have, in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means (x) a material adverse effect on the business, condition (financial or other), results of operations, performance, properties of TOUSA and the Subsidiaries, taken as a whole, or (y) an adverse effect on the ability to consummate the transactions contemplated by the Settlement Agreement on a timely basis.
               (3) The public accountants whose report is included in TOUSA’s most recent Form 10-K are independent within the meaning of the Act. The historical financial statements (including the notes thereto) included in TOUSA’s most recent 10-K present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act.
               (4) TOUSA is not, and after giving effect to the transactions contemplated by this Settlement Agreement will not be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
               (5) The issuance of the Securities as contemplated by this Settlement Agreement will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of TOUSA to have any right to acquire any shares of preferred stock or common stock of TOUSA, other than the Warrants and the convertible preferred stock issued to the Senior Mezzanine Lenders.
     Section 7. Covenants. Upon execution of the Settlement Agreement and pending the Effective Date or Termination (as such terms are defined below), the Parties severally hereby agree and covenant that, subject to the conditions set forth in this Settlement Agreement:
          (a) Each of the Junior Mezzanine Lenders shall not, directly or indirectly, sell, pledge, hypothecate, or otherwise transfer any Junior Mezzanine Debt, or any option, right to acquire, or voting, participation or any other interest therein (each, a “Transfer”), except to a purchaser or other entity that represents that it will execute and deliver (and who does so execute and deliver) to TOUSA and the Junior Mezzanine Lender within two business days of settlement of such trade or transfer an agreement in writing to assume and be bound by all of the terms of this Settlement Agreement with respect to the Junior Mezzanine Debt, including, without limitation, all of the releases provided for herein (which agreement shall include the representations and warranties set forth in Section 6 hereof) (the “Assumption Agreement”); provided, however, that any Transfer shall be deemed ineffective without an executed Assumption Agreement;

          (b) the Junior Mezzanine Lenders and the Junior Mezzanine Administrative Agent shall refrain from commencing any action, lawsuit or proceeding, or taking any action whatsoever, against any of the (i) TOUSA Entities, (ii) Transeastern JV Entities, (iii) Falcone Entities or (iv) Kendall Entities (as defined below), that would in any way impair the consummation of the Settlement Agreement;
          (c) the TOUSA Entities and/or the Transeastern JV Entities shall refrain from commencing any action, lawsuit or proceeding, or taking any action whatsoever, against any of the Junior Mezzanine Lenders or the Junior Mezzanine Administrative Agent, that would in any way impair the consummation of the Settlement Agreement;
          (d) the Parties shall use commercially reasonable efforts to take or cause to be taken all commercially reasonable actions necessary to effectuate, support and consummate the transactions set forth in this Settlement Agreement subject to terms and conditions hereof;
          (e) the TOUSA Entities agree not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the placement of the Securities with the Junior Mezzanine Lenders;
          (f) the TOUSA Entities agree not to, and to cause its Affiliates not to, resell any of the Securities that have been reacquired by any of them;
          (g) the TOUSA Entities agree not to engage, not to allow any Subsidiary to engage, and to cause its other Affiliates and any Person acting on their behalf not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States;
          (h) the TOUSA Entities agree to comply with their obligations under the letter of representations to Depository Trust Company (“DTC”) relating to the approval of the Securities by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book-entry” transfer; and
          (i) the TOUSA Entities agree that from and after the Effective Date, for so long as any Warrants remain outstanding, reserve a sufficient number of shares of Common Stock for issuance upon exercise of such Warrants.
     Section 8. No Waiver of Participation and Reservation of Rights. This Settlement Agreement is part of a proposed settlement of disputes among the Parties. Except as expressly provided in this Settlement Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its respective rights, remedies and interests. Without limiting the foregoing sentence in any way, if the actions contemplated by this Settlement Agreement are not consummated, if a Termination Event (as defined below) occurs or if this Settlement Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all rights, remedies and interests.

     Section 9. Conditions Precedent to the Effective Date. Notwithstanding anything contained herein, it is understood and agreed that this Settlement Agreement, and the Parties’ obligations hereunder, shall be effective on the date (the “Effective Date”) that all of the conditions contained in this Section 9 (the “Closing Conditions”) are satisfied:
          (a) TOUSA Closing Conditions:
               (1) The Warrant Agreement, substantially in the form attached hereto as Exhibit A, shall have been executed and delivered by each of the parties thereto;
               (2) the Registration Rights Agreement relating to the underlying common stock under the Warrant Agreement, substantially in the form attached hereto as Exhibit B, shall have been executed and delivered by each of the Parties thereto;
               (3) the TOUSA Entities shall have consummated a financing in an amount not less than $500 million on substantially similar terms and conditions as set forth in the financing commitment letter issued to TOUSA by Citibank Global Markets, Inc. and certain of its affiliates (“Citibank”), dated June 20, 2007 (the “Commitment Letter”), no later than July 31 2007, a true, correct and complete copy of which has been provided to the Junior Mezzanine Administrative Agent;
               (4) the TOUSA Entities shall have entered into an amendment to TOUSA’s Credit Agreement on substantially similar terms and conditions as set forth in the Commitment Letter no later than July 31, 2007;
               (5) the Junior Mezzanine Lenders and the Junior Mezzanine Administrative Agent shall be in compliance with the applicable representations and warranties set forth in Section 6;
               (6) the TOUSA Entities shall have received (i) from the Senior Successor Administrative Agent a payoff letter (the “Payoff Letter”) acknowledging repayment of all principal, interest and fees comprising the Senior Debt and providing for the assignment to Citibank of the mortgages pledged to the Senior Lenders in connection with issuance of the Senior Debt and (ii) from 100% of the Senior Lenders a release and discharge of all claims relating to the Senior Debt, including, without limitation, all liabilities under the Carve-Out Guaranties and the Completion Guaranties, in form and substance satisfactory to TOUSA in its sole discretion;
               (7) the TOUSA Entities and the Falcone Entities shall have consummated a global settlement;
               (8) the TOUSA Entities shall have obtained and consummated a global settlement with Kendall Land Development, LLC, Boschetti Capital Partners LLC, Prestige Builders Capital Investments, LLC, Jose Boschetti, Sylvia Boschetti, Martin Caparros, Jr. and Patricia Caparros (collectively the “Kendall Entities”);
               (9) the TOUSA Entities shall have executed and consummated a global settlement with 100% of the Senior Mezzanine Lenders, the Senior Mezzanine Administrative Agent, DBTCA and DBSI, providing for the release and discharge of claims in any way relating to the Senior Mezzanine Debt and any ancillary agreements thereto, including, without limitation, all liabilities under the Carve-Out Guaranties and the Completion Guaranties in exchange for consideration provided in such settlement agreement;
               (10) 100% of the Senior Lenders shall have executed a mutual release and consent agreement with the Falcone Entities providing for the release and discharge of claims in any way relating to the Senior Debt, including, without limitation, all liabilities under the Carve-Out Guaranties;
               (11) 100% of the Senior Mezzanine Lenders and the Senior Mezzanine Administrative Agent shall have executed and consummated a global settlement with the Falcone Entities providing for the mutual releases and discharge of claims in form and substance satisfactory to the parties thereto;
               (12) 100% of the Junior Mezzanine Lenders and the Junior Mezzanine Administrative Agent shall have executed and consummated a global settlement with the Falcone Entities providing for the mutual releases and discharge of claims in form and substance satisfactory to the parties thereto;
               (13) the Senior Successor Administrative Agent shall have delivered to Kendall Land Development, LLC (“KLD”) executed documents reasonably required by KLD in connection with the Property acknowledging the termination of that certain Option and Development Agreement by and between KLD and EHT, as successor in interest to Transeastern Vizcaya, LLC, dated August 31, 2004 (the “Option Agreement”) and agreeing that the liens created by the Collateral Assignment of Contracts, Contract Rights and Related Property, dated August 1, 2005, are no longer in effect and that the Senior Successor Administrative Agent has no further rights of any nature with respect to the property that is subject to the Option Agreement;
               (14) 100% of the Senior Mezzanine Lenders and the Senior Mezzanine Administrative Agent shall have executed and consummated a global settlement with the Kendall Entities providing for the mutual releases and discharge of claims in form and substance satisfactory to the parties thereto;
               (15) 100% of the Junior Mezzanine Lenders and the Junior Mezzanine Administrative Agent shall have executed and consummated a global settlement with the Kendall Entities providing for the release and discharge of claims in form and substance satisfactory to the parties;
               (16) no order has been entered by a state or federal court enjoining the consummation of the transactions contemplated by this Settlement Agreement; and
               (17) the Junior Mezzanine Lenders and the Junior Mezzanine Administrative Agent will not be in breach of the terms or conditions of, or their respective obligations relating to, this Settlement Agreement which shall be in full force and effect;

provided, however, the determination of whether the Closing Conditions of this Section 9(a) have been satisfied shall be within the reasonable discretion of the TOUSA Entities; provided further, that any Closing Condition in this Section 9(a) may be waived by the TOUSA Entities in their sole discretion.
          (b) Junior Mezzanine Lenders’ Closing Conditions:
               (1) The Warrant Agreement, substantially in the form attached hereto as Exhibit A, shall have been executed and delivered by each of the parties thereto;
               (2) the Registration Rights Agreement relating to the underlying common stock under the Warrant Agreement, substantially in the form attached hereto as Exhibit B, shall have been executed and delivered by each of the Parties thereto;
               (3) the TOUSA Entities shall have consummated a financing in an amount not less than $500 million on substantially similar terms and conditions as set forth in the Commitment Letter no later than July 31 2007, a true, correct and complete copy of which has been provided to the Junior Mezzanine Administrative Agent;
               (4) the TOUSA Entities shall have entered into an amendment to TOUSA’s Credit Agreement on substantially similar terms and conditions as set forth in the Commitment Letter no later than July 31, 2007;
               (5) the TOUSA Entities shall be in compliance with the applicable representations and warranties set forth in Section 6;
               (6) the TOUSA Entities shall have paid the amounts set forth in the Payoff Letter to the Senior Lenders with respect to the Senior Debt, a true, correct and complete copy of which has been provided to the Junior Mezzanine Administrative Agent;
               (7) the TOUSA Entities shall have executed and consummated a global settlement with 100% of the Senior Mezzanine Lenders, the Senior Mezzanine Administrative Agent, DBTCA and DBSI, providing for the release and discharge of claims in any way relating to the Senior Mezzanine Debt and any ancillary agreements thereto, including, without limitation, all liabilities under the Carve-Out Guaranties and the Completion Guaranties in exchange for consideration provided in such settlement agreement;
               (8) 100% of the Senior Mezzanine Lenders and the Senior Mezzanine Administrative Agent shall have executed and consummated a global settlement with the Falcone Entities providing for mutual releases and discharge of claims in form and substance satisfactory to the parties thereto;
               (9) 100% of the Junior Mezzanine Lenders and the Junior Mezzanine Administrative Agent shall have executed and consummated a global settlement with the Falcone Entities providing for mutual releases and discharge of claims in form and substance satisfactory to the parties thereto;

               (10) TOUSA shall have provided the Junior Mezzanine Administrative Agent and the Junior Mezzanine Lenders with customary legal opinions for private issuances of securities similar to the Securities;
               (11) TOUSA shall have paid all professional fees and expenses in accordance with the terms and conditions set forth in Section 10;
               (12) no order has been entered by a state or federal court enjoining the consummation of the transactions contemplated by this Settlement Agreement;
               (13) the TOUSA Entities and the Transeastern JV Entities will not be in breach of the terms or conditions of, or their respective obligations relating to, this Settlement Agreement, which shall be in full force and effect;
provided, however, the determination of whether the Closing Conditions of this Section 9(b) have been satisfied shall be within the reasonable discretion of the Junior Mezzanine Lenders holding in excess of 66 2/3% of the Junior Mezzanine Debt; provided further, that any Closing Condition in this Section 9(b) may be waived by such Junior Mezzanine Lenders in their reasonable discretion.
     Section 10. Professional Fees and Expenses. On the Effective Date, and subject to the submission of reasonably detailed invoices (subject to redaction) to TOUSA, TOUSA shall pay the professional fees and expenses incurred by White & Case LLP and The Blackstone Group in connection with the restructuring of the Junior Mezzanine Obligations and the Legal Actions; provided, however, that the fee payable to The Blackstone Group shall be in the amount as previously disclosed to TOUSA; provided, further, however, that on and after June 26, 2007, TOUSA shall not be responsible for, and shall not pay, any professional fees and expenses incurred by White & Case LLP with respect to any matter other than the documentation and consummation of this Settlement Agreement (including the satisfaction of the conditions set forth in Section 9) and the final documentation of the Warrant Agreement and Registration Rights Agreement and the documentation contemplated thereby (the “Final Documentation”), including, without limitation, any professional fees and expenses relating to the Legal Actions or litigation relating to the Final Documentation (except to the extent provided therein).
     Section 11. Discontinuance and Dismissal of the Legal Actions. Upon execution of the Settlement Agreement and pending the Effective Date or Termination (as defined below) of this Settlement Agreement, the Parties agree to (a) cease all litigation efforts or any other activity with respect to the Legal Actions and (b) execute and submit any and all appropriate stipulations extending deadlines with respect to the Legal Actions. On the Effective Date, the Parties shall take all actions necessary to dismiss and/or discontinue the Legal Actions, and any notice or stipulation of dismissal shall be attached hereto.
     Section 12. Trading Restrictions. From and after the Effective Date, the Junior Mezzanine Lenders (and as holders of the Warrants) and each other Party, and each of their respective subsidiaries, officers, directors, employees, and affiliates, will be restricted from trading in, owning (except for common stock owned by the Parties hereto on the date hereof) or shorting, or taking any action, directly or indirectly, to cause a third party to trade in, own or short, TOUSA’s common stock until the end of the pricing period as set forth in Section 5(a) of the Warrant Agreement.
     Section 13. Termination. This Settlement Agreement shall terminate (i) immediately upon written agreement of all Parties to terminate the Settlement Agreement or (ii) upon the non-occurrence of the Effective Date on or before July 31, 2007, unless otherwise agreed to by the TOUSA Entities and the Junior Mezzanine Lenders holding in excess of 66 2/3% of the then outstanding Junior Mezzanine Debt; provided, however, that such termination of the Settlement Agreement shall not restrict the Parties’ rights and remedies for any prior breach of the Settlement Agreement by any Party.
     Section 14. Effect of Termination. In the event this Settlement Agreement terminates pursuant to Section 13 (the “Termination”), this Settlement Agreement shall terminate as to all Parties. Upon a Termination, the obligations of each of the Parties hereunder, including (for the avoidance of doubt) the releases in Sections 4 and 5 hereof, shall be null and void and be of no further force and effect; provided, however, that no such Termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such Termination.
     Section 15. Governing Law; Jurisdiction. This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of the State of New York. By its execution and delivery of this Settlement Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Settlement Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in a state or federal court of competent jurisdiction in the State of New York County of New York. By execution and delivery of this Settlement Agreement, each of the Parties hereto hereby irrevocably accepts and submits to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.
     Section 16. Notices. All demands, notices, requests, consents and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier service, messenger, facsimile or, if duly deposited in the mails, by certified or registered mail, postage pre-paid, return receipt requested, and shall be deemed to have been duly given or made: (a) upon delivery, if delivered personally or by courier service or messenger, in each case with record of receipt; (b) upon transmission with confirmed delivery, if sent by facsimile or telecopy; or (c) when received after being sent by certified or registered mail, postage pre-paid, return receipt requested, to the following addresses or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

If to the TOUSA Entities: Attn: Antonio B. Mon Attn: Paul Berkowitz TOUSA, Inc.

4000 Hollywood Boulevard
Suite 500N
Hollywood, FL 33021
Facsimile: (954) 364-4010

with copies to:

Attn: Paul M. Basta
Kirkland & Ellis LLP
153 E. 53rd Street
New York, NY 10022-4611
Facsimile: (212) 446-4900

If to the Transeastern JV Entities:

Attn: Sorana L. Georgescu
EH/Transeastern, LLC
4000 Hollywood Boulevard
Suite 500-N
Hollywood, FL 33021
Facsimile: (954) 364-4010

with copies to:

Attn: James L. Patton, Jr.
Young Conaway Stargatt & Taylor
The Brandywine Building
100 West Street
17th Floor
P.O. Box 391
Wilmington, DE 19899
Facsimile: (302) 571-1253

If to the Junior Mezzanine Lenders:

Attn: Mark B. Cohen
Deutsche Bank Trust Company Americas, as Junior
Mezzanine Administrative Agent
60 Wall Street
11th Floor
New York, New York 10005
Facsimile: (212) 797-5696

with copies to:

Attn: Sandeep Qusba
White & Case LLP
1155 Avenue of the Americas
New York, NY 10036-2787
Facsimile: (212) 354-8113

     Section 17. Entire Agreement. This Settlement Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.
     Section 18. Headings. The headings of the paragraphs and subparagraphs of this Settlement Agreement are inserted for convenience only and shall not affect the interpretation hereof.
     Section 19. Successors and Assigns. This Settlement Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors and assigns; provided however, nothing contained in this paragraph shall be deemed to permit sales, assignments or transfers that would otherwise not be in accordance this Settlement Agreement.
     Section 20. Covenant Not to Assign. Except as provided in Section 7(a), the Parties hereby agree that no Party may assign, directly or indirectly, all or part of its rights or obligations under this Settlement Agreement without the prior written consent of each Party, which consent shall not be unreasonably withheld or delayed.
     Section 21. Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Settlement Agreement will cause the other Parties to sustain damages for which such other Parties would not have an adequate remedy at law for money damages and, therefore, each Party hereto agrees that, in the event of any such breach, such other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled at law or in equity.
     Section 22. Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties under this Settlement Agreement are, in all respects, several and not joint.
     Section 23. Remedies Cumulative. All rights, powers and remedies provided under this Settlement Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     Section 24. No Waiver. The failure of any Party hereto to exercise any right, power or remedy provided under this Settlement Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     Section 25. Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Settlement Agreement. Delivery of an executed signature page of this Settlement Agreement by facsimile or email shall be as effective as delivery of a manually executed signature page of this Settlement Agreement.
     Section 26. Severability. Any provision of this Settlement Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction and any such prohibited or unenforceable provision shall be deemed reformed and construed so that it will be valid, legal and enforceable and not prohibited to the maximum extent permitted by applicable law.
     Section 27. Third-Party Beneficiaries. Unless expressly stated herein, this Settlement Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.
     Section 28. No Solicitation. This Settlement Agreement is not intended to be, and each signatory to this Settlement Agreement acknowledges that, this Settlement Agreement is not, whether for the purposes of section 1125 and 1126 of title 11 of the United States Code or otherwise, a solicitation for the acceptance or rejection of a plan of reorganization for any of the companies.
     Section 29. Settlement Discussions. This Settlement Agreement is a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable State rules of evidence, this Settlement Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Settlement Agreement.
     Section 30. Consideration. It is hereby acknowledged by the Parties hereto that, other than the agreements, covenants, representations and warranties set forth herein, no consideration shall be due or paid to any Party for its entry into this Settlement Agreement.
     Section 31. Receipt of Adequate Information; Representation by Counsel. Each Party acknowledges that it has received adequate information to enter into this Settlement Agreement and that it has been represented by counsel in connection with this Settlement Agreement and the transactions contemplated by this Settlement Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Settlement Agreement against such party shall have no application and is expressly waived. The provisions of the Settlement Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.
     Section 32. Time of the Essence. Time is of the essence with respect to all provisions of this Settlement Agreement that specify a time for performance.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the Parties hereto have caused to be duly executed and delivered this Settlement Agreement as of the date first above written.

TECHNICAL OLYMPIC S.A.
By:	/s/ Konstantinos K. Stengos
	Name:	Konstantinos K. Stengos
	Title:	President

TOUSA, INC.
By:	/s/ Paul Berkowitz
	Name:	Paul Berkowitz
	Title:	EVP

TOUSA, LLC
By:	/s/ Paul Berkowitz
	Name:	Paul Berkowitz
	Title:	EVP

TOI, LLC
By:	/s/ Paul Berkowitz
	Name:	Paul Berkowitz
	Title:	EVP

TOUSA HOMES, L.P.
By:	/s/ Paul Berkowitz
	Name:	Paul Berkowitz
	Title:	EVP

     IN WITNESS WHEREOF, the Parties hereto have caused to be duly executed and delivered this Settlement Agreement as of the date first above written.

TE/TOUSA, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

TE/TOUSA MEZZANINE TWO, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

TE/TOUSA MEZZANINE, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

TE/TOUSA SENIOR, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

EH/TRANSEASTERN, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	VP and Secretary

     IN WITNESS WHEREOF, the Parties hereto have caused to be duly executed and delivered this Settlement Agreement as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Junior Mezzanine Administrative Agent
By:	/s/ Mark B. Cohen
	Name:	Mark B. Cohen
	Title:	Managing Director

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Vice President

DEUTSCHE BANK SECURITIES INC. as Sole Lead Arranger and Sole Book Running Manager and Plaintiff in the DBSI Action
By:	/s/ Linda Wang
	Name:	Linda Wang
	Title:	Director

By:	/s/ James Rolison
	Name:	James Rolison
	Title:	Director

     IN WITNESS WHEREOF, the Junior Mezzanine Lender hereto has caused to be duly executed and delivered this Settlement Agreement as of the date first above written.
     Deutsche Bank Trust Company America, a Junior Mezzanine Lender, holds $87,500,000 in principal amount of Junior Mezzanine Debt.

DEUTSCHE BANK TRUST COMPANY AMERICA
By:	/s/ Mark B. Cohen
	Name:	Mark B. Cohen
	Title:	Managing Director

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Vice President

EXHIBIT A
WARRANT AGREEMENT
[See Exhibit 4.16]

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT
[See Exhibit 4.19]